CONSENT OF CORPORATE FINANCE OF WASHINGTON,INC.

We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of TeleBanc Financial Corporation ("TeleBanc") and amendments thereto relating to the registration of shares of TeleBanc's common stock to be issued in connection with the proposed merger of MET Holdings Corporation with and into TeleBanc. We also consent to the inclusion of our opinion letter dated October 4, 1996, as an Annex to the Proxy Statement/Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Proxy Statement/Prospectus.


                                           CORPORATE FINANCE OF WASHINGTON, INC.

Date:  October 7, 1996